EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Home Depot, Inc.:

We consent to the use of our reports dated March 15, 2023, with respect to the consolidated financial statements of The Home Depot, Inc. and subsidiaries and the effectiveness of internal control over financial reporting, incorporated by reference herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the registration statement.

/s/ KPMG LLP

Atlanta, Georgia
September 7, 2023